Exhibit 99.1



Independent Accountant's Statement Regarding Australian-Canadian Oil Royalties Ltd.'s Form 20-F for Year Ended December 31, 2012

We have been engaged to audit the financial statements of Australian-Canadian Oil Royalties Ltd. (the "Company") that are to be included in its Form 20-F filing for the year ended December 31, 2012. We represent that our audit was delayed because we are waiting for the completion of a technical report that is necessary for us to be able to render an opinion on the Company's financial statements.

Respectfully,
/s/ [ ]
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April 29, 2013